Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated May 18, 2020, relating to the consolidated financial statements of urban-gro, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on February 3, 2021.

/S/ B F Borgers CPA PC

Lakewood, Colorado

February 3, 2021